Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

OF SMART BALANCE, INC., GLUTINO FOOD GROUP AND UDI’S HEALTHY FOODS, LLC

The following unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2011 and for the six months ended June 30, 2012 are presented on a pro forma basis to give effect to the completed acquisitions of Glutino Food Group (“Glutino”) and Udi’s Healthy Foods, LLC (“Udi’s”) as if they had occurred on January 1, 2011.  The following unaudited pro forma condensed combined balance sheet as of June 30, 2012 is presented on a pro forma basis to give effect to the completed acquisition of Udi’s as if it had occurred on June 30, 2012.

The following unaudited pro forma condensed combined financial statements, or the “pro forma financial statements,” were derived from publically available financial statements, as well as the accounting records of Glutino and Udi’s, and should be read in conjunction with:

•	the consolidated financial statements of Smart Balance, Inc. (“Smart Balance”) as of and for the year ended December 31, 2011 and the related notes included in Smart Balance’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	the consolidated financial statements of Smart Balance as of and for the six months ended June 30, 2012 and the related notes included in Smart Balance’s Quarterly Report on Form 10-Q for the six months ended June 30, 2012; and

•	the consolidated financial statements of Udi’s as of and for the year ended December 31, 2011 and the related notes included in this Form 8-K/A; and

•	the consolidated financial statements of Udi’s as of and for the six months ended June 30, 2012 and the related notes included in this Form 8-K/A.

The consolidated financial statements of Smart Balance, Glutino and Udi’s as of June 30, 2012 and for the six months ended June 30, 2012 and year ended December 31, 2011 have been adjusted in the pro forma financial statements to give effect to events that are (1) directly attributable to the completed acquisitions, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company.

The pro forma financial statements have been presented for informational purposes only. The pro forma financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisitions been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.  There were no material transactions between Smart Balance, Glutino and Udi’s during the periods presented in the pro forma financial statements that would need to be eliminated.

The pro forma financial statements have been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States of America (“GAAP”), which are subject to change and interpretation.  Smart Balance has been treated as the acquirer in the completed acquisitions for accounting purposes. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements.

Acquisition accounting is dependent upon certain valuations and other studies that have not yet been completed.  Accordingly, the pro forma adjustments relating to the Udi’s acquisition are preliminary and have been made solely for the purpose of preparing the pro forma financial statements and are based upon preliminary information available at the time of the preparation of this Form 8-K/A. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could have a material impact on the pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements do not reflect any cost savings or other synergies that the combined company may achieve as a result of the completed acquisitions or the costs to integrate the operations of Smart Balance, Glutino and Udi’s or the costs necessary to achieve these cost savings and other synergies.  The effects of the foregoing items could, individually or in the aggregate, materially impact the pro forma financial statements.

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Unaudited Pro Forma Condensed Combined

Statement of Operations and Comprehensive Income (Loss)

For the Year Ended December 31, 2011

			Glutino
			(January 1,
			2011 through	Pro Forma
			August 2,	Adjustments
(in thousands, except share and per share data)	Smart Balance	Udi’s	2011)	(Note 4)		Combined
Net sales	$274,337	$53,161	$31,188	$—		$358,686
Cost of goods sold	151,198	32,246	22,369	1,021	(a)	206,834
Gross profit (loss)	123,139	20,915	8,819	(1,021)		151,852

Operating expenses:
Marketing	26,606	6,874	896	—		34,376
Selling	23,208	4,370	3,584	—		31,162
General and administrative	47,031	7,117	2,241	4,748	(b)	61,137
Acquisition and integration-related costs	2,617	—	1,147	(3,764)	(c)	—
Total operating expenses	99,462	18,361	7,868	984		126,675
Operating income (loss)	23,677	2,554	951	(2,005)		25,177

Other income (expense):
Interest expense, net	(3,611)	(83)	(171)	(15,042)	(d)	(18,907)
Other income (expense), net	766	—	69	—		835
Total other (expense)	(2,845)	(83)	(102)	(15,042)		(18,072)
Income (loss) before income taxes	20,832	2,471	849	(17,047)		7,105
Provision (benefit) for income taxes	11,172	—	310	(8,640)	(e)	2,842
Net income (loss)	$9,660	$2,471	$539	$(8,407)		$4,263

Earnings per share:
Basic	$0.16					$0.07
Diluted	$0.16					$0.07

Weighted average shares outstanding:
Basic	59,256,228					59,256,228
Diluted	59,284,978					59,284,978

Net income (loss)	$9,660	$2,471	$539	$(8,407)		$4,263
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(1,260)	—	339	228		(693)
Other comprehensive (loss) income	(1,260)	—	339	228		(693)
Comprehensive income (loss)	$8,400	$2,471	$878	$(8,179)		$3,570

See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

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Unaudited Pro Forma Condensed Combined

Statement of Operations and Comprehensive Income (Loss)

For the Six Months Ended June 30, 2012

			Pro Forma
			Adjustments
(in thousands, except share and per share data)	Smart Balance	Udi’s	(Note 4)		Combined
Net sales	$155,280	$40,968	$—		$196,248
Cost of goods sold	88,199	23,412	43	(a)	111,654
Gross profit (loss)	67,081	17,556	(43)		84,594

Operating expenses:
Marketing	13,291	4,336	—		17,627
Selling	13,142	3,442	—		16,584
General and administrative	26,873	4,585	1,567	(b)	33,025
Acquisition and integration-related costs	1,692	8,595	(10,287)	(c)	—
Total operating expenses (income)	54,998	20,958	(8,720)		67,236
Operating income (loss)	12,083	(3,402)	8,677		17,358

Other income (expense):
Interest expense, net	(2,450)	(90)	(6,955)	(d)	(9,495)
Other income (expense), net	(181)	—	—		(181)
Total other (expense)	(2,631)	(90)	(6,955)		(9,676)
Income (loss) before income taxes	9,452	(3,492)	1,722		7,682
Provision (benefit) for income taxes	5,265	—	(2,192)	(e)	3,073
Net income (loss)	$4,187	$(3,492)	$3,914		$4,609

Earnings per share:
Basic	$0.07				$0.08
Diluted	$0.07				$0.08

Weighted average shares outstanding:
Basic	58,940,361				58,940,361
Diluted	59,565,863				59,565,863

Net income (loss)	$4,187	$(3,492)	$3,914		$4,609
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	2	—	—		2
Other comprehensive (loss) income	2	—	—		2
Comprehensive income (loss)	$4,189	$(3,492)	$3,914		$4,611

See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

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Unaudited Pro Forma Condensed Combined

Balance Sheet

As of June 30, 2012

			Pro Forma
	Smart		Adjustments
(In thousands)	Balance	Udi’s	(Note 4)		Combined
Assets
Current assets:
Cash and cash equivalents	$11,099	$—	$(11,099)	(f)	$—
Accounts receivable, net of allowance	17,678	6,975	—		24,653
Accounts receivable - other	1,251	51	—		1,302
Inventories	15,341	5,965	935	(g)	22,241
Prepaid taxes	1,272	—	—		1,272
Prepaid expenses and other assets	9,057	2,187	—		11,244
Deferred tax asset	4,561	—	—		4,561
Total current assets	60,259	15,178	(10,164)		65,273
Property and equipment, net	15,635	12,217	866	(h)	28,718
Other assets:
Goodwill	266,561	—	69,554	(i)	336,115
Intangible assets, net	181,460	7,791	46,609	(j)	235,860
Deferred costs, net	2,741	—	12,908	(k)	15,649
Other assets	1,565	61	—		1,626
Total other assets	452,327	7,852	129,071		589,250
Total assets	$528,221	$35,247	$119,773		$683,241
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$41,349	$10,223	$—		$51,572
Income taxes payable	159	—	—		159
Bank overdraft	—	704	12,268	(l)	12,972
Current portion of long-term debt	3,500	10,374	(11,474)	(m)	2,400
Related party payables	—	5,585	(5,585)	(n)	—
Total current liabilities	45,008	26,886	(4,791)		67,103
Long-term debt	99,484	—	138,116	(m)	237,600
Deferred tax liability	50,781	—	—		50,781
Contract payable	2,750	—	—		2,750
Other liabilities	926	—	—		926
Total liabilities	198,949	26,886	133,325		359,160
Commitment and contingencies
Stockholders' equity
Common stock	6	—	—		6
Additional paid in capital	542,899	7,997	(7,997)	(o)	542,899
Retained earnings/Accumulated deficit	(196,780)	364	(5,555)	(p)	(201,971)
Accumulated other comprehensive loss, net of tax	(1,258)	—	—		(1,258)
Treasury stock, at cost	(15,595)	—	—		(15,595)
Total stockholders' equity	329,272	8,361	(13,552)		324,081
Total liabilities and stockholders' equity	$528,221	$35,247	$119,773		$683,241

See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.            Description of Transactions

On July 2, 2012, pursuant to the Membership Interest Purchase Agreement, dated as of May 31, 2012 (as amended, the “Purchase Agreement”), by and among Hubson Acquisition, LLC, Ehud Baron, Etai Baron, Rivka Grinberg, Yosef Lutwak and Chadwick White (the “Sellers”); Smart Balance, Inc.; UHF Acquisition Corp., a direct subsidiary of Smart Balance, Inc.; and, solely for purposes of certain provisions thereof, Allan B. Hubbard, in his personal capacity and in his capacity as Trustee of the Allan B. Hubbard Revocable Trust, and Devin Anderson, UHF Acquisition Corp. purchased from the Sellers all of the issued and outstanding units of Udi’s Healthy Foods, LLC. Total consideration, including transaction fees and other ordinary related adjustments, was $126.3 million, subject to final working capital and other adjustments. The acquisition of Udi’s, as well as the refinancing of existing outstanding debt, was financed with the proceeds of a new $280 million senior secured credit facility. The facility, which has an overall effective interest rate of approximately 7.5% is comprised of a $240 million term loan scheduled to mature in July of 2018 and a $40 million revolving credit facility scheduled to mature on June 30, 2017.

On August 3, 2011, Smart Balance, Inc. acquired Glutino Food Group, for total consideration of $66.3 million.

2.            Basis of Presentation

The pro forma financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 805, “Business Combinations,” and uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures.” Certain reclassifications have been made to the historical financial statements of Udi’s to conform to Smart Balance’s presentation. Specifically, a portion of Udi’s historical reductions of Net sales are now presented as Selling expenses and a portion of Udi’s historical Marketing expenses are presented as a reduction of Net sales to align with Smart Balance’s presentation of similar expenses.

The Glutino acquisition, which was not considered a significant acquisition under the rules of the United States Securities and Exchange Commission, occurred on August 3, 2011 and as such the Smart Balance results for the year ended December 31, 2011 include Glutino’s results for the period of August 3, 2011 through December 31, 2011. Glutino’s results are also already incorporated into the Smart Balance results as of and for the six months ended June 30, 2012.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the date the acquisition was completed.  ASC 820 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Smart Balance may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Smart Balance’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805 acquisition-related transaction costs (e.g., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total advisory, legal, regulatory and valuation costs expected to be incurred by Smart Balance are estimated to be approximately $5.4 million.  $0.2 million of this amount has been paid in the six months ended June 30, 2012, and therefore, $5.2 million of these costs for Smart Balance and Udi’s are reflected in the unaudited pro forma condensed combined balance sheet as a reduction to Cash and cash equivalents and Retained earnings/Accumulated deficit.

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3.            Estimate of Assets Acquired and Liabilities Assumed

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Smart Balance in the completed acquisition of Udi’s: Property and equipment and identifiable intangible assets have been recorded at estimated fair value.

(In thousands)
Book value of net assets acquired at July 2, 2012	$8,361
Adjustments to:
Inventory (a)	935
Property and equipment (b)	866
Identifiable intangible assets(c)	54,400
Elimination of historical intangible assets	(7,791)
Goodwill(d)	69,554
Estimate of consideration expected to be transferred	$126,325

(a)	Inventory has been recorded at estimated selling price less costs of disposal and a reasonable profit.

(b)	Property and equipment has been recorded at estimated fair value and depreciated over the estimated useful life of 10 years.

(c)	At this time Smart Balance’s preliminary estimate of the fair value of the identifiable intangible assets and their useful lives have been estimated as follows:

	Estimated
	Fair Value	Estimated
	(In thousands)	Useful Life
Customer relationships	$28,000	12 years
Recipes	4,000	6 years
Non-compete agreement	400	3 years
Tradename	22,000	Indefinite
Total	$54,400

These preliminary estimates of fair value and useful life could be different from the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma financial statements.  The combined effect of any such changes could then also result in a significant increase or decrease to Smart Balance’s estimate of associated amortization expense.

(d)	Goodwill is calculated as the difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

4.            Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	To adjust Cost of goods sold as follows:

		Six Months
	Year Ended	Ended
	December 31, 2011	June 30, 2012
	(In thousands)
Depreciation expense associated with manufacturing equipment acquired (Udi’s)	$86	$43
Elimination of inventory fair value adjustment based on inventory turnover (Udi’s)	935	—
Total	$1,021	$43

(b)	To adjust General and administrative expense as follows:

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		Six Months
	Year Ended	Ended
	December 31, 2011	June 30, 2012
	(In thousands)
Amortization expense associated with customer relationship, recipes and
non-compete agreement intangible assets acquired (see Note 3(c))	$3,133	$1,567
Additional amortization expense associated with the acquisition of Glutino
for the period January 1, 2011 through August 3, 2011	1,615	—
Total	$4,748	$1,567

(c)	To eliminate acquisition and integration related costs.

(d)	To adjust interest expense as follows:

	Year Ended December 31, 2011	Six Months Ended June 30, 2012
	(In thousands)
Interest expense and amortization of deferred financing costs associated with new debt immediately subsequent to the acquisition	$18,907	$9,495
Elimination of interest expense and amortization of deferred financing costs associated with debt extinguished immediately subsequent to the acquisition	(3,865)	(2,540)
Total	$15,042	$6,955

(e)	Smart Balance has generally assumed a 40% tax rate when estimating the tax impacts of the acquisition, representing the statutory tax rate for Smart Balance. The effective tax rate of the combined company is not expected to be significantly different.

(f)	To adjust cash and cash equivalents, as follows:

(In thousands)
Offer consideration (see Note 1)	$(126,325)
Incremental amount of debt recognized immediately subsequent to the acquisition	126,642
Estimate of future acquisition-related transaction costs	(5,191)
Deferred debt costs associated with debt recognized immediately subsequent to the acquisition	(12,908)
Eliminate Udi’s related party payables	(5,585)
Reclassify negative cash to bank overdraft	12,268
Total	$(11,099)

(g)	To record fair value adjustment related to inventory.

(h)	To record fair value adjustment related to property and equipment (see Note 3(b)).

(i)	To record an estimate of acquisition date goodwill (see Note 3(d)).

(j)	To record intangible assets acquired (see Note 3(c)) and elimination of Udi’s historical intangible assets.

(k)	To adjust Deferred costs, net for deferred debt costs associated with debt recognized immediately subsequent to the acquisition.

(l)	To reclassify negative cash to bank overdraft.

(m)	To reflect the incremental amount of debt immediately subsequent to the acquisition. $2.4 million of incremental debt is due in the next twelve months.

(n)	To eliminate Udi’s related party payables.

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(o)	To eliminate Udi’s additional paid-in-capital.

(p)	To eliminate Udi’s retained earnings, and to record estimated non-recurring costs of Smart Balance and Udi’s for advisory, legal, regulatory and valuation costs, as follows:

(In thousands)
Eliminate Udi’s retained earnings	$(364)
Estimated remaining acquisition related transaction costs assumed to be non-recurring	(5,191)
Total	$(5,555)

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